UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
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FORM 8-K
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CURRENT REPORT
Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934

November 7, 2022
Date of Report (date of earliest event reported)
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Limeade, Inc.
(Exact name of registrant as specified in its charter)
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Washington (State or other jurisdiction of incorporation or organization)	000-56464 (Commission File Number)	06-1771116 (I.R.S. Employer Identification Number)
10885 NE 4th Street Suite #400 Bellevue, WA 98004
(Address of principal executive offices and zip code)
(888) 830-9830
(Registrant's telephone number, including area code)
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Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:
Title of each class	Trading Symbol	Name of each exchange on which registered
Common stock, no par value	LME	None
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 12b-2 of the Exchange Act.
Emerging growth company    ☒
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02 - Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
On November 7, 2022, Limeade, Inc. (ASX: LME) (the "Company"), an immersive employee well-being company that creates healthy employee experiences, announced the promotion of Dave Smith from General Manager of the TINYpulse division to President and Chief Operating Officer, reporting to CEO Henry Albrecht. In his new role, Mr. Smith will manage the day-to-day operations of the business, including product, technology, customer success and company operations.

In connection with this appointment, the Company entered into a letter agreement with Mr. Smith. Pursuant to this agreement, Mr. Smith will receive an annual base salary of $360,000 and will be eligible to receive an annual bonus at a target level of 60% of his base salary. For only calendar year 2022, Mr. Smith will be paid his annual bonus in restricted stock units rather than in cash. Additionally, Mr. Smith has been granted 3,200,000 stock options, the vesting of which is tied to the performance criteria outlined in the agreement.

Item 9.01 - Financial Statements and Exhibits
(d): The following exhibits are being filed herewith:

Exhibit No.	Description
99.1	Press Release - "Limeade Announces Dave Smith as New President and Chief Operating Officer"
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized on this 9th day of November, 2022.

LIMEADE, INC.

By:	/s/ Henry Albrecht
Name:	Henry Albrecht
Title:	Chief Executive Officer